NORTHWESTERN ENERGY
2020 ANNUAL INCENTIVE PLAN

I.    Introduction

NorthWestern Energy (NorthWestern) utilizes the 2020 Annual Incentive Plan (Plan) to reward non-represented employees for their contributions toward achieving desired business results.

II.    Plan Objectives

This Plan is designed to achieve the following objectives:

▪	Align the interests of shareholders, customers and employees.

▪	Create incentives for employees to achieve financial and operating results.

▪	Reward employees individually, and as a team, by providing compensation opportunities consistent with company financial and operating performance.

III.    Plan Administration

The Plan is approved by NorthWestern's Board of Directors (Board) and administered by the NorthWestern Energy Incentive Plan Administration Committee (Administration Committee) consisting of the President and CEO, and the CFO. The Administration Committee is responsible for all aspects of administration of the Plan and is responsible for resolving any conflicts or discrepancies that arise. The Administration Committee’s decision on any matter associated with this Plan is final, subject to approval by the Board's Human Resources Committee.

IV.    Performance Period and Effective Date

The Plan becomes effective January 1, 2020, and will continue until December 31, 2020, which is the Performance Period. The Plan may be suspended and/or terminated by the Administration Committee, subject to approval by the Board, at any time, without prior notice and at its sole discretion.

V.    Other Considerations

All awards are subject to income tax withholding and garnishment requirements. No right or interest in the Plan is transferable or assignable.

Distributions under the Plan are at the discretion of the Administration Committee, subject to approval of the Board's Human Resources Committee. Awards will not be made under the Plan if, in the sole and final judgment of the Board, the overall financial condition of the Company is insufficient to support awards.

Distributions from the Plan do not provide any rights to continued employment. A distribution from the Plan in any one performance period does not guarantee the participant a distribution, or the right to participate, in any subsequent performance period.

Employees have the right to report work-related injuries and illnesses. This Plan is not intended to interfere with that right and will not be applied in any manner that interferes with that right. NorthWestern Energy is prohibited from discharging or in any manner discriminating against employees for reporting work-related injuries or illnesses.

VI.    Participation and Eligibility

All non-represented regular full-time, regular part-time, limited part-time and seasonal employees of NorthWestern and telecommunication technicians covered under a collective bargaining agreement between NorthWestern and International Brotherhood of Electrical Workers Local Union No. 44 employed on the last business day of the plan year are eligible to receive payment under the Plan provided they are actively employed by NorthWestern for at least one full quarter of the Plan year. To participate in the Plan, employees must have written goals and objectives consistent with NorthWestern’s goals and objectives. These employee goals must target results that meet or exceed the normal requirements of the position, and that contribute to meeting the goals and objectives of NorthWestern. Goals and objectives can be based on individual and team performance.

An employee must meet acceptable performance standards, as defined and approved by the Administration Committee, to be eligible for an award. An employee who was under a formal disciplinary action during the Performance Period is not eligible for an award during the disciplinary period. An employee whose performance is rated “unsatisfactory” is not eligible for an award. An employee whose performance is rated “partially met expectations” may, at the discretion of their supervisor, be eligible for an award within established guidelines.

Employees are eligible for a prorated incentive award based upon the amount of time served in an eligible status with NorthWestern Energy during the Performance Period if they:

(1)	Are classified as seasonal,

(2)	Were under a formal disciplinary action for a portion of the Performance Period,

(3)	Work on a part-time basis,

(4)	Take unpaid leave, including military leave, that is nonmedical in nature and that exceeds 80 hours, or

(5)
Retired, provided they worked at least one full quarter during the Performance Period, even though the retired employee was not employed on the last business day of the Plan year. For purposes of this incentive Plan, retirement shall mean the termination of an employee’s continuous service with NorthWestern after the employee has attained at least age 65 or attained at least age 55 with a minimum of 5 years of service. Retirement shall exclude any termination for cause. Proration for retirement will be based on an employee’s last day actually working, even though an employee may receive approval to extend their actual termination date by using accrued paid leave (i.e., PTO).

Temporary and summer employees, as well as independent contractors, are not eligible to participate in the Plan.

VII.      Individual Awards

Awards to Plan participants from the Performance Pool (Section IX) will be determined based on individual performance ratings that evaluate achievement against established goals and objectives, as well as overall job performance. Supervisors will evaluate individual employee performance during the Performance Period covered by the Plan to determine individual awards.

VIII.    Target Funding Level

Target funding level for each participating employee is set by position and will be expressed as a percentage of base salary. Each participant's target funding level is subject to approval by the Administration Committee and any changes will be communicated in writing to participants. The Board will approve senior executive target funding levels.

IX.    Performance Pool

The Plan is funded through achievement of targeted results on key organizational performance objectives, inclusive of costs associated with the Plan. After implementation, the Plan will be reviewed periodically to ensure that the desired results are being achieved.

The Performance Pool will be created based on four factors: net income, system performance comprised of electric and natural gas service reliability, customer satisfaction, and employee safety. Each of these measures will be calculated at the conclusion of the Performance Period. Periodic accruals will be made to provide for the Performance Pool at year-end. The Performance Pool will be funded in accordance with Table 1 below; however, no awards will be made unless at least 90% of the net income target is met. Officer awards will be modified based on each officer’s goal performance during the Performance Period.

Table 1 - 2020 Plan Performance Metrics

		Threshold	Target	Maximum
Incentive Metric	Weight	50%	100%	150%
FINANCIAL
Net Income (GAAP)[1]	55%	-10%	Budget	+10%
SAFETY[2]
Lost Time Incident Rate	5%	0.60	0.48	0.25
Total Recordable Incident Rate	5%	1.85	1.55	1.2
Safety and Security Training Completion[3]	5%	--	100%	--
RELIABILITY[4]
System Avg Interruption Duration Index (SAIDI excluding MEDs)	5%	118	104	89
System Avg Interruption Duration Index (SAIDI including MEDs)	5%	170	125	94
Gas - Damages per 1000 Locates	2.5%	3.2	2.2	1.60
Gas - Leaks per 100 Miles of Distribution Pipe	2.5%	15.5	10.0	8.1
CUSTOMER SATISFACTION[5]
JD Power Residential Electric and Gas Survey Performance	5%	694	720	724
Operational Performance - Customer Survey by Flynn Wright	5%	35.22	39.13	43.05
Reputational Perceptions - Customer Survey by Flynn Wright	5%	34.55	38.39	42.23

Footnotes: 1) The net income financial target is based on Board-approved budget for 2020; 2) If a work-related fatality occurs, the lost time incident rate portion of the safety performance metric of the Annual Incentive Plan will be forfeited for all NorthWestern employees unless it is determined by the Human Resources Committee that no actions on the part of the employee or the Company contributed to the incident. 3) Funding for Safety and Security Training requires achieving Target level. 4) The Reliability results will be adjusted for planned outages and catastrophic events. 5) Customer satisfaction results are based on independent JD Power residential electric and gas survey results, and data collected by third-party consultant Flynn-Wright via a longitudinal customer tracking study.

Funding levels are computed by prorating if actual results lie between Threshold (50%) through Maximum (150%).

In calculating performance against target, adjustments may be made either positively or negatively for one-time events and extraordinary nonbudgeted items as approved by the Board. This plan is subjected to any “clawback” provisions accepted by the Company in the future.

As soon as possible after the end of the Performance Period, NorthWestern will calculate the actual performance as compared against the established performance targets. Such calculations shall be finally determined at the sole discretion of the Board's Human Resources Committee or an appointed designee. Employees shall have no recourse, appeal or challenge available from this final determination. Summary results will be provided to employees.

X.    Performance Pool Distribution and Incentive Pay Calculation

Individual employee performance is a key consideration in distributing incentive pay. The Performance Pool will be allocated to each officer using total target funding level at the end of the Performance Period for eligible employees in each functional unit, division or department, adjusted based on the performance funding level achieved. Each officer will then allocate the Performance Pool to the respective department supervisors, as appropriate, for further distribution based on attainment of either team or individual performance goals. Supervisors will submit recommended distributions to individual employees subject to the functional officer’s and Administration Committee approval. In no case will the total payouts in a given Performance Pool exceed the total dollars available for that Performance Pool.

XI.    Payment of Awards

Cash awards will be made in the same manner as each employee’s normal payroll processing, either in the form of Company check or direct deposit. Awards will be paid to employees in March 2021. Awards are considered ordinary income and subject to all applicable taxes.

NORTHWESTERN ENERGY
2020 ANNUAL INCENTIVE PLAN
ADDENDUM 1

UDefinitions

FINANCIAL

The Net Income target is based upon the Board approved budget for the plan year, and is determined by what is reported in the SEC Form 10k filed mid-February of the year following the plan year.

ELECTRIC SYSTEM RELIABILITY

Electric system reliability (MT and SD Electric Distribution System) is calculated by NorthWestern Energy and participating Institute of Electrical and Electronic Engineers, Inc. (IEEE) benchmarking utilities and is determined as follows:

System Average Interruption Duration Index (SAIDI) indicates, in minutes, the total duration of interruption for the average customer during a predefined period of time.

SAIDI = Usum of the customer interruption durations
total number of customers served

Major Event Days (MEDs) is defined as a day that SAIDI value exceeds a statistically derived threshold value (Tmed) that nominally represents “stresses beyond that normally expected (such as during severe weather).”

SAIDI results will be adjusted to exclude planned outages and catastrophic events. A catastrophic event is defined as an event that has an overall impact of 7 times an MED.

GAS SYSTEM RELIABILITY

Gas system reliability is calculated by NorthWestern Energy through participation in the American Gas Association benchmarking survey for gas distribution system performance.

Damages per 1000 Locates is calculated as the total number of 3rd party damages experienced on NorthWestern Energy’s system divided by the total number of locate tickets divided by 1000.

Damages per 1000 Locates = total 3rd party damages to the system total locate tickets / 1000

Leaks per 100 miles of distribution pipe is calculated as the total number of leaks recorded on NorthWestern’s system caused by something other than 3rd party damage divided by the total miles of distribution pipe divided by 100.

Leaks per 100 miles of distribution pipe =

total leaks (other than 3rd party damages)
total miles of distribution pipe / 100

SAFETY

Proposed Maximum, Target and Threshold Performance for corporate wide safety and security training completion is based on three quarters of 2019 with the fourth quarter estimated that includes “Not-Complete” courses added to the completion status.

Safety performance is calculated by NorthWestern Energy and participating Edison Electric Institute (EEI) benchmarking utilities as defined by OSHA. OSHA recordable incident rates and lost time incident rates are the most common method of determining relative safety performance. OSHA has specifically defined what injuries and illnesses should be recorded, and of those recorded cases, which must be considered lost time. By utilizing the "total manhours worked" of a specific work group in the denominator, the resulting rate from the calculation can be used to compare different size departments, divisions, companies, etc. The 200,000 number and the total manhours worked number "normalize" the rate so comparisons can be made.

Lost time incident rate is calculated by taking the total number of all OSHA lost time cases, multiplying the number by 200,000, and dividing the number by the total number of manhours worked by a specific group.

Lost Time Incident Rate = total lost time cases x 200,000
total manhours worked

Total recordable incident rate is calculated by taking the total number of all OSHA recordable cases, multiplying the number by 200,000, and dividing the number by the total number of manhours worked by a specific group.

Total Recordable Incident Rate = total recordable cases x 200,000 total manhours worked

Safety and Security training completion includes “completion” of assigned safety and security training for all Northwestern Energy employees through iLearn by taking the total courses assigned less total courses overdue and dividing by the total courses assigned. The calculation shall exclude any courses that are assigned to be completed after the Performance Period, and a course that is assigned to be completed before the end of the

Performance Period will be considered “overdue” if it is not completed by the end of the Performance Period.
Total % Completion = total courses assigned - total courses overdue total courses assigned

*Calculation excludes inactive employees at year-end, such as those on disability or using accrued time off to retirement.

CUSTOMER SATISFACTION

Customer satisfaction utilizes operational and reputational inputs designed to provide actionable insight into customer sentiment throughout the service territory. Customer satisfaction is measured by the annual JD Power residential electric and gas survey, and the longitudinal customer tracking study conducted by a third party consultant.

JD Power is a global marketing information services company providing performance improvement, social media and customer satisfaction insights and solutions. JD Power results are measured against a peer group of combination electric and gas utilities. Results are weighted by residential customer count by energy source utilizing FERC data.

The JD Power model includes the following six components:

1.	Communications

2.	Corporate Citizenship

3.	Billing and Payment

4.	Price

5.	Power Quality and Reliability (electric) or Field Services (gas)

6.	Customer Service

JD Power metrics are established as follows:

1.	Threshold: NorthWestern’s five-year average score

2.	Target: one point improvement over previous year actual score

3.	Maximum: five point improvement over previous year actual score

The custom customer tracking study is a longitudinal study designed to evaluate customer perception regarding operational and reputational performance. The study is fielded in the Spring and Fall with a total annual sample size of approximately 2,400. Results are weighted 75 percent Montana and 25 percent South Dakota & Nebraska.

Operational Inputs	Reputational Inputs
Overall satisfaction with NorthWestern Energy	Sets the standard of excellence for delivery
Reliable service	Prepared
Responsiveness	Trustworthy
Involved in community	Community-focused
Visible employees	Customers first

The custom customer tracking study metrics are established as follows:

1.	Threshold: - 10 percent below Target

2.	Target: three-wave average that includes a Fall, Spring and Fall wave of data collection

3.	Maximum: + 10 percent above Target